Fold Eliminates $20M of Debt, Secures $25 Million of Non-Dilutive Capital to Accelerate Next Phase of Growth

PHOENIX, AZ — Fold Holdings, Inc. (NASDAQ: FLD) ("Fold" or the "Company"), a bitcoin financial services company making it easy for individuals to earn, save and spend bitcoin through everyday financial tools, announced a series of capital transactions to strengthen the company's balance sheet, eliminate secured debt obligations, improve cashflows, and position Fold to materially scale its consumer and enterprise platforms.

Fold monetized approximately $45 million of bitcoin at an average price of approximately $71,000 per bitcoin, repaid $20 million of bitcoin-collateralized debt, and allocated the remaining $25 million of unrestricted cash towards growth initiatives across the business.

As a result of these transactions, Fold:

●
Eliminated all secured debt
●
Strengthened liquidity
●
Maintained a meaningful bitcoin treasury position
●
Improved monthly net cash flows
●
Increased its capacity to support future growth initiatives and financing partnerships

"We believe Fold is poised for near-term growth and investing in that future is exactly what the company needs to do," said Will Reeves, Chairman and Chief Executive Officer of Fold. "Over the past year, we've built one of the strongest product roadmaps in our history. In addition to our recently launched Credit Card, Bitcoin Gift Card, and Fold Business products, we plan to introduce new products over the coming months that we believe will expand the market for our business. Increased liquidity and lower debt ensure we have the resources and flexibility to execute our plans during this pivotal moment for Fold."

The strengthened balance sheet is also expected to accelerate the growth of the Fold Bitcoin Credit Card. Increased liquidity and financing flexibility position Fold to support a larger cardholder base, pursue additional funding relationships, and participate more meaningfully in the economics generated by the program as it scales. Management believes the Credit Card represents one of the most significant long-term growth opportunities within the Fold ecosystem.

In addition, these actions help Fold improve cash flows by immediately eliminating monthly cash interest payments. Management believes the company's cash flow profile can continue improving throughout the year as new products launch, customer activity increases, financing partnerships come online, and operating leverage improves across the platform.

Fold continues to maintain a meaningful bitcoin treasury position following the transaction while retaining the flexibility to monetize additional holdings when doing so represents the highest-return investment for shareholders. The company's revolving credit facility also remains available to support future growth initiatives.

"This decision reflects our conviction in Fold," Reeves continued. "We have reduced financing risk, strengthened our balance sheet, and ensured that short-term market volatility cannot stand in the way of executing our roadmap. As we approach several product launches, we believe Fold is entering one of the most important growth periods in the company's history."

About Fold

Fold (NASDAQ: FLD) is the first publicly traded bitcoin financial services company, making it easy for individuals and businesses to earn, save, and use bitcoin. Fold is at the forefront of integrating bitcoin into everyday financial experiences. Through innovative products like the Fold App, Fold Credit Card™, Fold Bitcoin Gift Card™, and Fold Debit Card™, the company is building the bridge between traditional finance and the bitcoin-powered future.

For investor inquiries, please contact:

Orange Group

Samir Jain, CFA

FoldIR@orangegroupadvisors.com

For media inquiries, please contact:

Cindy Stoller

Confluence Partners, LLC

917-331-0418

cstoller@confluencepartners.com

media@foldapp.com

Forward-Looking Statements:
The information in this press release includes “forward-looking statements” within the meaning of the federal securities laws. All statements that are not statements of historical fact are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “could,” “would,” “should,” “predict,” “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include information about the rollout and terms of our credit card program. These statements are based on assumptions and on the current expectations of Fold’s management and are not predictions of actual events. Many actual events and circumstances are beyond the control of Fold. These forward-looking statements are subject to a number of risks and uncertainties, including: (i) changes in domestic and foreign business, market, financial, political and legal conditions; (ii) volatility in the valuation of bitcoin; (iii) our continued ability to implement business plans and appropriate technology infrastructure; (iv) our continued access to and cooperation with necessary third party partners, including lenders; and (v) those factors discussed in Fold’s filings with the Securities and Exchange Commission. If any of these risks materialize or Fold’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. While Fold may elect to update these forward-looking statements at some point in the future, Fold specifically disclaims any obligation to do so, except as required by law.